                                                                   EXHIBIT 99(a)


REVOCABLE PROXY


                        SPECIAL MEETING OF SHAREHOLDERS
                              PUBLIC SERVICE BANK,
                             A FEDERAL SAVINGS BANK


                                 June 19, 1998


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                              PUBLIC SERVICE BANK


          The undersigned shareholder of Public Service Bank, a federal savings bank ("PSB"), hereby appoints William S. Bahn, Daniel T. Rabbitt and Clement H. Albers, and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of PSB which the undersigned is entitled to vote at the Special Meeting of Shareholders of PSB (the "Special Meeting") to be held at PSB's main office, 6025 Chippewa Street, St. Louis, Missouri on June 19, 1998, at 8:30 a.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, on the following:



         Proposal to approve and adopt an Agreement and Plan of Merger, dated February 25, 1998, by and among Public Service Bank, a federal savings bank, and South Side National Bank in St. Louis, a National Banking Association ("National Bank"), and Southside Bancshares Corp., a Missouri corporation and parent corporation of National Bank, and the selected Agreement to Merge between PSB and National Bank providing for the merger of PSB with and into National Bank.


                 [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

         Proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

                 [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.

Dated ______________________, 1998.        SIGN HERE:


                                           ------------------------------------

                                           ------------------------------------

                                           Please insert date of signing.  Sign
                                           exactly as name appears at left.
                                           Where stock is issued in two or more
                                           names, all should sign.  If signing
                                           as attorney, administrator,
                                           executor, trustee or guardian, give
                                           full title as such.  A corporation
                                           should sign by an authorized officer
                                           and affix seal.